UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

INTELLIGENTIAS, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-124460	20-1703887
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 Towne Main Drive #1421
Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(972) 987-5880

Merchandise Creations, Inc.
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; AND APPOINTMENT OF CERTAIN OFFICERS

On December 19, 2006, Robert Turner submitted his resignation as President of the Registrant. On such same date, the Board of Directors held a special meeting, at which the following officers were appointed:

1.

Luigi Caramico was elected to fill the vacancy as President of the Registrant. From 2003 to 2006 was the President, CEO and Cofounder of SysteamUS, Inc. the holding company of Systeam Italy SpA. From 1998 to 2003 he was Chief Technical Officer and Board Member of Systeam SpA. Mr. Caramico has expertise in advertising systems, DVD technologies, broadband and digital video processing. Mr. Caramico successfully patented a VOD video server and a DVD archiving system. In 1995 Mr. Caramico joined Stream SpA, a leading Italian pay-tv company. There he was responsible for a joint project with Microsoft for the localization and implementation of the Microsoft Interactive TV Platform (MiTV) working out of the Redmond (WA) Microsoft Campus. In 1984, he was co-founder partner and technical director of Studio Sistemi Grafici srl, a computer graphics company that created onscreen highlights and statistics for the Sunday afternoon Soccer games, and other programs for the Italian Broadcasting Company’s. (RAI1, La7 formerly Tele Montecarlo). He was born in 1965 and he is member of IEEE and New York Academy of Sciences.

2.

Ian Rice was elected as Chairman and Chief Executive Officer of the Registrant. For twenty five years, Mr. Rice has been involved in the funding, development and management of early stage companies. Since November 1985, he has been a consultant to Sigma Limited S.A., a Swiss investment firm that concentrates on development phase technology companies. He was a founder of Oxley Energy Inc. in December 2003. Oxley is a natural gas exploration and production company with assets in Texas and South Africa. Mr. Rice was Chairman of Wall Street Strategies Corporation in New York, a distributor of financial advice, from June 1999 to November 2000. From June 1997 to August 2001, Mr. Rice was Chairman of Ikon Ventures an Italian manufacturer of environmentally friendly chemicals for the detergent industry. Mr. Rice was a founder and a director of the Irish company, Navan Resources PLC, from 1987 until 1993. From 1979 to 1983, Mr. Rice was President of the Carlton Football Club. Carlton won the Australian Rules Football Premiership in 1981 and 1982. In 1972, he founded Dairy Bell Ice Cream, a national manufacturer and distributor of ice cream in Australia. He was Chairman until 1980. From 1969 to 1972, Mr. Rice was a major franchisee of Kentucky Fried Chicken in Australia. Overall he has had commercial experience in twenty-one countries.

3.

Mario Mené was elected Chief Technical Officer of the Registrant. From 2001 to 2002 Mr. Mené was technology advisor for Acantho SpA one of the leading IPTV broadband network operators in Italy, where he co-created its Business and Operations Plan. From 1999 to 2000, he was Chief Technology Officer and Board Member of SysteamUS Inc. In 1999 Mario was DVB area manager in Systeam, for the design and integration of Digital Television Systems. He coordinated Systeam’s participation at the European pool for the delivery of DVD authoring systems to VideoCentro, an Italian based company. He designed the satellite platform for the delivery of Digital Television services for Stream, the second largest Italian pay-tv operator. Additionally Mario participated in the creation of the Conditional Access System for Digital Television coordinating the Systeam workgroup in Irdeto/Mindport (Netherlands). Mr. Menè was born in 1965 and obtained a degree cum laude in Electronic Engineering from the University of Rome “La Sapienza”. He was Research Assistant at University of Adelaide, Australia and ENEA, the Italian National Agency for New Technologies, Energy and Environment.

Also on December 19, 2006, the shareholders, at a special meeting, elected by written consent, Ian Rice as a Director of the Registrant. Subsequently, Robert Turner submitted his resignation as a Director.

Mr. Turner continues to serve as Secretary and Treasurer of the Registrant.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORTION

On December 15, 2006, the Registrant filed a certificate of amendment to its Articles of Incorporation with the Secretary of State of Nevada to change the name of the Registrant from “Merchandise Creations, Inc.” to “Intelligentias, Inc.”

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

3	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENTIAS, INC.
(Formerly Known As Merchandise Creations, Inc.)
(Registrant)

Signature	Title	Date

/s/ Ian Rice	Chief Executive Officer	December 20, 2006
Ian Rice

/s/ Luigi Caramico	President	December 20, 2006
Luigi Caramico

/s/ Robert Turner	Secretary	December 20, 2006
Robert Turner

/s/ Robert Turner	Chief Financial Officer	December 20, 2006
Robert Turner

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